Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

2016 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Q4 Revenues of $1.3 billion; Full Year Revenues of $5.1 billion

Q4 GAAP Continuing EPS of $0.16; Full Year GAAP Continuing EPS of $1.09

Q4 Adjusted Continuing EPS of $0.51; Full Year Adjusted Continuing EPS of $1.74

Records Impairment Charge Related to Planned Exit of ABM Government Services

Increases Quarterly Dividend By 3.0%

NEW YORK, NY - December 13, 2016 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the 2016 fourth quarter and full year that ended October 31, 2016.

	Three Months Ended October 31,				Years Ended October 31,
($ in millions, except per share amounts) (unaudited)	2016	2015	Increase/( Decrease)		2016	2015	Increase/( Decrease)

Revenues	$1,322.3	$1,277.0	3.5%		$5,144.7	$4,897.8	5.0%

Operating profit	$10.8	$37.2	(71.0)%		$54.7	$73.6	(25.6)%

Income from continuing operations	$9.0	$22.6	(59.9)%		$62.3	$54.1	15.2%
Income from continuing operations per diluted share	$0.16	$0.39	(59.5)%		$1.09	$0.94	16.2%

Adjusted income from continuing operations	$29.2	$31.5	(7.1)%		$99.2	$92.9	6.7%
Adjusted income from continuing operations per diluted share	$0.51	$0.55	(6.3)%		$1.74	$1.62	7.6%

Net income	$7.8	$38.8	(79.9)%		$57.2	$76.3	(25.0)%
Net income per diluted share	$0.14	$0.68	(79.7)%		$1.01	$1.33	(24.4)%

Net cash provided by operating activities of continuing operations	$9.8	$39.6	(75.3)%		$110.5	$145.5	(24.1)%

Adjusted EBITDA	$61.5	$69.4	(11.5)%		$212.2	$206.0	3.0%
Adjusted EBITDA margin	4.6%	5.4%	(80)	bps	4.1%	4.2%	(10)	bps

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Fourth Quarter Performance

For the fourth quarter of 2016, revenues of approximately $1.3 billion increased 3.5% and organic revenue increased 2.0%, compared to the fourth quarter of fiscal 2015. Revenues were driven primarily by organic growth stemming from the Company's Janitorial segment due to an increase in scope of work with existing accounts, including continued Work Order (tag) sales, and new business. Organic growth within the Parking and Other (Air Serv) segments also contributed to the Company's total revenue growth. In addition, acquisitions provided $19.3 million of incremental revenues during the quarter primarily related to Westway.

During the fourth quarter of 2016, the Company committed to a plan to sell its Government business, which is currently included in the Building & Energy Solutions segment but does not fit strategically with the Company's 2020 Vision transformation. In conjunction with this decision, the Company recorded a non-cash, pre-tax impairment charge of $22.5 million during the quarter. As a result, on a GAAP basis, income from continuing operations was $9.0 million, or $0.16 per diluted share, compared to income from continuing operations of $22.6 million, or $0.39 per diluted share last year. The decrease in income from continuing operations versus last year is also attributable to higher expenses related to current year insurance, and one additional working day during the quarter.  These expenses were partially offset by the Company's 2020 Vision Savings initiatives.

Adjusted income from continuing operations for the fourth quarter of 2016 was $29.2 million, or $0.51 per diluted share, compared to $31.5 million, or $0.55 per diluted share for the fourth quarter of fiscal 2015. The decrease versus last year is attributable to the above mentioned factors, but excludes certain items impacting comparability, including the impairment associated with the Government business. A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Total net income for the fourth quarter of 2016 was $7.8 million, or $0.14 per diluted share, compared to net income of $38.8 million, or $0.68 per diluted share last year.

Adjusted EBITDA for the fourth quarter was $61.5 million compared to $69.4 million in the fourth quarter of 2015. Adjusted EBITDA margin for the quarter was 4.6% versus 5.4% last year. The decreases versus last year are attributable to higher expenses related to current year insurance, and one additional working day during the quarter, which was partially offset by the Company's 2020 Vision Savings initiatives.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "I am extremely proud that we continued to execute throughout a year of significant transformation.  Our entire organization will look back on 2016 as a pivotal year, where we accomplished all that we intended and set the stage for continuing acceleration. We remain committed to capturing greater value for our shareholders, customers and employees."

Fiscal 2016 Performance

The Company reported a revenue increase of 5.0% to approximately $5.1 billion, driven by organic revenue growth of 3.0% for 2016 compared to 2015. Revenues were driven primarily by organic growth within the Company's Janitorial segment due to new business and expansion of existing accounts, including strong Work Order (tag) revenue, increased scope of work within Other (Air Serv) operations, and higher revenues from the ABES (Technical Services) business. Revenues also benefited from growth within the Parking segment. Additionally, acquisitions provided $101.9 million of incremental revenues during the fiscal year, primarily related to Westway and CTS, which is reflected in the Building & Energy Solutions segment.

On a GAAP basis, income from continuing operations grew 15.2% to $62.3 million, or $1.09 per diluted share, compared to income from continuing operations of $54.1 million, or $0.94 per diluted share last year. A benefit from taxes, and savings related to the Company's 2020 Vision initiative, more than offset the impairment expense related to the Government business, and higher expenses related to current year insurance.

Adjusted income from continuing operations for 2016 grew 6.7% to $99.2 million, or $1.74 per diluted share, compared to $92.9 million, or $1.62 per diluted share last year. The increase versus last year is attributable to the aforementioned factors, but excludes certain items impacting comparability. A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Total net income for 2016 was $57.2 million, or $1.01 per diluted share, compared to net income of $76.3 million, or $1.33 per diluted share last year.

Adjusted EBITDA for 2016 was $212.2 million compared to $206.0 million in 2015. Adjusted EBITDA margin for 2016 was 4.1% versus 4.2% last year. The decrease versus last year is primarily attributable to higher expenses related to current year insurance, and one additional working day during the year, which was partially offset by the Company's 2020 Vision Savings initiative.

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit of $399.2 million. Total debt to proforma adjusted EBITDA was approximately 2.2x.

During the quarter, the Company repurchased approximately 0.4 million shares of common stock for $15.4 million. As of October 31, 2016, the Company had $141.9 million of remaining buyback availability under the $200.0 million share repurchase program.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors approved a 3.0% increase for the quarterly cash dividend to $0.170 per common share, payable on February 6, 2017 to stockholders of record on January 5, 2017. This marks ABM’s 203rd consecutive quarterly cash dividend.

Guidance

For 2017, the Company expects GAAP income from continuing operations of $1.40 to $1.50 per diluted share, or adjusted income from continuing operations of $1.80 to $1.90 per diluted share. With the exception of the 2017 Work Opportunity Tax Credits, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

Mr. Salmirs continued, "As we enter 2017, we will manage our business discerningly to support EBITDA margin acceleration along with keeping focused on the vertical markets where we see opportunities to grow. As a result, we have made the strategic decision to exit our Government business.  Additionally, through our acute focus on executing our 2020 Vision initiative, we are seeking to identify areas where margins can grow to levels greater than originally projected."

Beginning with the first quarter of 2017, the Company will change its reportable operating segments based on its 2020 Vision reorganization. An example of the new segment structure can be found in the supplemental presentation accompanying the webcast on the Company's website.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Wednesday, December 14, 2016 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 664-7395 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through December 21, 2016 and can be accessed by dialing (855) 859-2056 and then entering ID #29762124.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.1 billion and over 100,000 employees in 300+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. In this context, ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative may not have the desired effects on our financial condition and results of operations; (2) we may face difficulties identifying, acquiring, and integrating businesses; (3) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in a material charge against our earnings; (4) our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance costs for casualty programs; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our business success depends on our ability to preserve our long-term client relationships; (7) losses or other incidents at facilities in which we operate could cause significant damage to our reputation and financial loss; (8) our success depends on our ability to continue to gain profitable business despite competitive pressures; (9) costs that we cannot pass through to clients could affect our profitability; (10) our business may be negatively impacted by adverse weather conditions; (11) negative or unexpected tax consequences could adversely affect our results of operations; (12) we may not achieve the expected benefits from our captive insurance company; (13) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (14) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (15) our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (16) we could be subject to cyber-security risks, information technology interruptions, and business continuity risks; (17) operations in areas of military conflict expose us to additional risks; (18) general reductions in commercial office building occupancy could affect our revenues and profitability; (19) deterioration of general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (20) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (21) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (22) our participation in multiemployer pension plans could result in material liabilities; (23) future increases in the level of our borrowings or in interest rates could affect our results of operations; (24) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (25) actions of activist investors could disrupt our business; and (26) catastrophic events, disasters, and terrorist attacks could disrupt our services. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the fourth quarter and twelve months of fiscal years 2016 and 2015. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the fourth quarter and twelve months of fiscal years 2016 and 2015. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor & Media Relations:	Susie Choi
(212) 297-9721
susie.choi@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions, except per share amounts)	2016	2015	Increase / (Decrease)
Revenues	$1,322.3	$1,277.0	3.5%
Expenses
Operating	1,178.2	1,128.1	4.4%
Selling, general and administrative	94.9	95.2	(0.4)%
Restructuring and related	9.7	10.5	(7.4)%
Amortization of intangible assets	6.2	6.0	2.6%
Impairment loss	22.5	—	100.0%
Total expenses	1,311.5	1,239.8	5.8%
Operating profit	10.8	37.2	(71.0)%
Income from unconsolidated affiliates, net	2.2	2.7	(13.7)%
Interest expense	(2.7)	(2.6)	5.4%
Income from continuing operations before income taxes	10.3	37.3	(72.2)%
Income tax provision	(1.3)	(14.7)	(91.2)%
Income from continuing operations	9.0	22.6	(59.9)%
Net (loss) income from discontinued operations	(1.2)	16.2	NM*
Net income	$7.8	$38.8	(79.9)%
Net income per common share — Basic
Income from continuing operations	$0.16	$0.39	(59.0)%
(Loss) income from discontinued operations	(0.02)	0.29	NM*
Net income	$0.14	$0.68	(79.7)%
Net income per common share — Diluted
Income from continuing operations	$0.16	$0.39	(59.5)%
(Loss) income from discontinued operations	(0.02)	0.29	NM*
Net income	$0.14	$0.68	(79.7)%
Weighted-average common and common equivalent shares outstanding
Basic	56.2	56.8
Diluted	56.9	57.5
Dividends declared per common share	$0.165	$0.160

*Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Years Ended October 31,
(in millions, except per share amounts)	2016	2015	Increase / (Decrease)
Revenues	$5,144.7	$4,897.8	5.0%
Expenses
Operating	4,623.4	4,410.0	4.8%
Selling, general and administrative	390.1	377.3	3.4%
Restructuring and related	29.0	12.7	NM*
Amortization of intangible assets	25.0	24.2	3.1%
Impairment loss	22.5	—	100.0%
Total expenses	5,090.0	4,824.2	5.5%
Operating profit	54.7	73.6	(25.6)%
Income from unconsolidated affiliates, net	7.6	9.0	(15.2)%
Interest expense	(10.4)	(10.2)	2.3%
Income from continuing operations before income taxes	51.9	72.4	(28.3)%
Income tax benefit (provision)	10.4	(18.3)	NM*
Income from continuing operations	62.3	54.1	15.2%
Net (loss) income from discontinued operations	(5.1)	22.2	NM*
Net income	$57.2	$76.3	(25.0)%
Net income per common share — Basic
Income from continuing operations	$1.11	$0.95	15.9%
(Loss) income from discontinued operations	(0.09)	0.40	NM*
Net income	1.02	1.35	(24.6)%
Net income per common share — Diluted
Income from continuing operations	$1.09	$0.94	16.2%
(Loss) income from discontinued operations	(0.08)	0.39	NM*
Net income	$1.01	$1.33	(24.4)%
Weighted-average common and common equivalent shares outstanding
Basic	56.3	56.7
Diluted	56.9	57.4
Dividends declared per common share	$0.660	$0.640

*Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended October 31,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$9.8	$39.6
Net cash (used in) provided by operating activities of discontinued operations	(1.4)	4.4
Net cash provided by operating activities	$8.4	$44.0
Purchase of businesses, net of cash acquired	$(15.0)	$—
Other	(13.9)	(4.8)
Net cash used in investing activities of continuing operations	(28.9)	(4.8)
Net cash provided by investing activities of discontinued operations	—	131.1
Net cash (used in) provided by investing activities	$(28.9)	$126.3
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$(0.5)	$(1.1)
Incremental tax benefit from share-based compensation awards	—	0.6
Repurchases of common stock	(15.4)	(11.4)
Dividends paid	(9.2)	(9.0)
Deferred financing costs paid	—	(0.6)
Borrowings from line of credit	273.0	229.0
Repayment of borrowings from line of credit	(229.0)	(376.1)
Payment of contingent consideration	(1.5)	—
Financing of energy savings performance contracts	7.4	5.2
Changes in book cash overdrafts	(1.0)	(2.0)
Repayment of capital lease obligations	(0.3)	(0.5)
Net cash provided by (used in) financing activities	$23.5	$(165.9)
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(0.1)

	Years Ended October 31,
(in millions)	2016	2015
Net cash provided by operating activities of continuing operations	$110.5	$145.5
Net cash (used in) provided by operating activities of discontinued operations	(27.0)	0.9
Net cash provided by operating activities	$83.5	$146.4
Purchase of businesses, net of cash acquired	$(96.0)	$(19.2)
Other	(35.7)	(21.3)
Net cash used in investing activities of continuing operations	(131.7)	(40.5)
Net cash (used in) provided by investing activities of discontinued operations	(3.1)	130.9
Net cash (used in) provided by investing activities	$(134.8)	$90.4
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$5.3	$15.4
Incremental tax benefit from share-based compensation awards	—	2.3
Repurchases of common stock	(46.6)	(31.4)
Dividends paid	(36.9)	(36.0)
Deferred financing costs paid	(0.1)	(0.9)
Borrowings from line of credit	1,052.3	958.3
Repayment of borrowings from line of credit	(942.0)	(1,120.1)
Payment of contingent consideration	(1.5)	—
Financing of energy savings performance contracts	22.6	5.2
Changes in book cash overdrafts	0.7	(7.3)
Repayment of capital lease obligations	(1.2)	(2.4)
Net cash provided by (used in) financing activities	$52.6	$(216.9)
Effect of exchange rate changes on cash and cash equivalents	(3.3)	(1.1)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	October 31,
(in millions)	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$56.0	$55.5
Trade accounts receivable, net of allowances	795.6	742.9
Prepaid expenses	68.0	68.6
Other current assets	30.0	27.0
Assets held for sale	44.1	—
Total current assets	993.7	894.0
Other investments	17.4	35.7
Property, plant and equipment, net of accumulated depreciation	81.8	74.0
Other intangible assets, net of accumulated amortization	103.8	111.4
Goodwill	912.8	867.5
Deferred income tax asset, net	37.4	34.1
Other noncurrent assets	134.3	114.0
Total assets	$2,281.2	$2,130.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$174.3	$179.1
Accrued compensation	130.7	128.8
Accrued taxes—other than income	40.6	31.6
Insurance claims	92.2	90.0
Income taxes payable	6.3	8.9
Other accrued liabilities	135.9	129.8
Liabilities held for sale	19.2	—
Total current liabilities	599.2	568.2
Noncurrent income taxes payable	33.4	53.2
Line of credit	268.3	158.0
Deferred income tax liability, net	3.5	—
Noncurrent insurance claims	331.6	297.4
Other noncurrent liabilities	71.2	46.4
Total liabilities	1,307.2	1,123.2
Total stockholders’ equity	974.0	1,007.5
Total liabilities and stockholders’ equity	$2,281.2	$2,130.7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended October 31,
($ in millions)	2016	2015	Increase/ (Decrease)
Revenues
Janitorial	$704.5	$688.7	2.3%
Facility Services	149.6	145.3	2.9%
Parking	171.6	160.7	6.8%
Building & Energy Solutions	172.5	167.7	2.9%
Other	124.1	114.6	8.3%
Total revenues	$1,322.3	$1,277.0	3.5%
Operating profit
Janitorial	$38.7	$43.9	(11.8)%
Facility Services	7.3	6.8	6.4%
Parking	7.0	8.6	(17.9)%
Building & Energy Solutions(1)	(8.9)	13.8	NM*
Other	6.1	5.1	20.9%
Corporate	(37.6)	(38.1)	(1.3)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(1.9)	(2.7)	(30.0)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	—	(0.2)	(100.0)%
Total operating profit	10.8	37.2	(71.0)%
Income from unconsolidated affiliates, net	2.2	2.7	(13.7)%
Interest expense	(2.7)	(2.6)	5.4%
Income from continuing operations before income taxes	10.3	37.3	(72.2)%
Income tax provision	(1.3)	(14.7)	(91.2)%
Income from continuing operations	9.0	22.6	(59.9)%
Net (loss) income from discontinued operations	(1.2)	$16.2	NM*
Net Income	$7.8	$38.8	(79.9)%

(1) Includes impairment loss on Government business.

*Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Years Ended October 31,
($ in millions)	2016	2015	Increase/(Decrease)
Revenues
Janitorial	$2,768.4	$2,692.7	2.8%
Facility Services	597.2	594.6	0.4%
Parking	666.0	631.9	5.4%
Building & Energy Solutions	643.2	557.7	15.3%
Other	469.9	420.9	11.6%
Total revenues	$5,144.7	$4,897.8	5.0%
Operating profit
Janitorial	$151.1	$150.5	0.4%
Facility Services	27.2	25.3	7.2%
Parking	26.0	29.6	(12.2)%
Building & Energy Solutions(1)	11.1	26.3	(57.9)%
Other	17.2	15.2	13.0%
Corporate	(170.0)	(162.3)	4.7%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(6.5)	(9.0)	(28.2)%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(1.2)	(2.0)	(38.2)%
Total operating profit	54.7	73.6	(25.6)%
Income from unconsolidated affiliates, net	7.6	9.0	(15.2)%
Interest expense	(10.4)	(10.2)	2.3%
Income from continuing operations before income taxes	51.9	72.4	(28.3)%
Income tax benefit (provision)	10.4	(18.3)	NM*
Income from continuing operations	62.3	54.1	15.2%
Net (loss) income from discontinued operations	(5.1)	22.2	NM*
Net Income	$57.2	$76.3	(25.0)%

(1) Includes impairment loss on Government business.

*Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended October 31,		Years Ended October 31,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$29.2	$31.5	$99.2	$92.9
Items impacting comparability:
Gain from equity investment(a)	0.5	—	1.4	—
CEO/CFO change(b)	—	—	—	(4.6)
Self- insurance adjustment	(1.1)	(0.1)	(31.6)	(38.9)
Rebranding	—	(0.6)	—	(0.7)
U.S. Foreign Corrupt Practices Act investigation(c)	—	—	(0.2)	(0.2)
Onsite realignment	—	0.1	—	(1.2)
Restructuring and related(d)	(9.7)	(10.0)	(28.6)	(11.7)
Acquisition costs	(0.8)	—	(1.8)	(0.9)
Litigation and other settlements(e)	(0.6)	(4.6)	(10.1)	(8.1)
Impairment loss on Government business	(22.5)	—	(22.5)	—
Total items impacting comparability	(34.2)	(15.2)	(93.5)	(66.3)
Income tax benefit(f)	14.1	6.3	56.6	27.5
Items impacting comparability, net of taxes	(20.2)	(8.9)	(36.8)	(38.8)
Income from continuing operations	$9.0	$22.6	$62.3	$54.1

	Three Months Ended October 31,		Years Ended October 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$61.5	$69.4	$212.2	$206.0
Items impacting comparability	(34.2)	(15.2)	(93.5)	(66.3)
Net (loss) income from discontinued operations	(1.2)	16.2	(5.1)	22.2
Income tax (provision) benefit	(1.3)	(14.7)	10.4	(18.3)
Interest income from energy efficient government buildings(g)	0.3	—	1.3	—
Interest expense	(2.7)	(2.6)	(10.4)	(10.2)
Depreciation and amortization	(14.5)	(14.3)	(57.7)	(57.1)
Net income	$7.8	$38.8	$57.2	$76.3

	Three Months Ended October 31,		Years Ended October 31,
	2016	2015	2016	2015
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Adjusted income from continuing operations per diluted share	$0.51	$0.55	$1.74	$1.62
Items impacting comparability, net of taxes	(0.35)	(0.16)	(0.65)	(0.68)
Income from continuing operations per diluted share	$0.16	$0.39	$1.09	$0.94
Diluted shares	56.9	57.5	56.9	57.4

(a) The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

(b) Represents severance and other costs related to the departure of our former CEO and CFO.

(c) Represents legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Represents costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) Full year 2016 amount includes costs related to a reserve established for an outstanding client receivable that is being litigated, and based on recent unfavorable developments, a significant portion of the outstanding receivable amount is no longer deemed collectible.

(f) Full year 2016 amount includes a tax benefit of $18.4 million, primarily related to expiring statutes of limitations.

(g) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2017 GUIDANCE

	Year Ended October 31, 2017
	Low Estimate	High Estimate
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Estimated Income from Continuing Operations per Diluted Share
Adjusted income from continuing operations per diluted share(a)	$1.80	$1.90
Adjustments(b)	(0.40)	(0.40)
Income from continuing operations per diluted share(a)	$1.40	$1.50

(a) With the exception of the 2017 Work Opportunity Tax Credits, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review and realignment, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.